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                                                                   EXHIBIT 23.2



                          CONSENT TO USE OF REPORT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 26, 1999, except with respect to the matters discussed in Note N as to which the date is April 29, 1999, included in AmeriSteel Corporation's Form 10-K for the year ended March 31, 1999, and to all references to our firm included in this registration statement.




Tampa, Florida,                                 Arthur Andersen LLP
   July 12, 1999